Exhibit 99

CBS CORPORATION REPORTS THIRD QUARTER 2013 RESULTS

Revenues of $3.6 Billion, Up 11%

OIBDA of $941 Million, Up 4%

Operating Income of $828 Million, Up 5%

Diluted EPS of $.76, Up 19%

NEW YORK, November 6, 2013 – CBS Corporation (NYSE: CBS.A and CBS) today reported the Company’s best-ever third quarter results across key metrics, including revenues, OIBDA (operating income before depreciation and amortization), operating income, and diluted earnings per share.

“CBS’s third quarter proves once again why content is king,” said Sumner Redstone, Executive Chairman, CBS Corporation. “Our programming is becoming more valuable all the time as we continue to take advantage of the ever-expanding multiplatform world. With Les and his team leading the way, I know that CBS is poised for continued success for many years to come.”

“Our record third-quarter results—driven by double-digit revenue growth—are the continuation of a phenomenal first half, and provide more clarity on what will be another amazing full year for the CBS Corporation,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “We continue to launch new hits—from Under the Dome and Ray Donovan this summer to the top three new comedies on television this fall. Through our studio, we have an ownership interest in most of these shows, meaning that their success not only boosts our base business, but also our newer revenue streams as well, including very strong growth in retransmission consent fees, reverse compensation, international sales and all the opportunities afforded to us by exploding advances in technology. Plus, we are working toward a new advertising model in which we get paid for the significant, additional viewing that is increasingly taking place after a show first airs.”

Mr. Moonves continued, “In addition to all of this, we closed on the sale of our Outdoor business in Europe and Asia during the quarter, and the separation of our Outdoor Americas business is expected to be completed next year. As a result, about half of our revenue will be coming from fast-growing, non-advertising revenue sources going forward. And our strategic Outdoor initiatives are enabling us to return tremendous value to our shareholders. So clearly we are on track to close out the year in terrific shape, and we have great confidence in our ability to execute for our investors in 2014 as well.”

Third Quarter 2013 Results

Revenues of $3.63 billion for the third quarter of 2013 grew 11% from $3.27 billion in the same prior-year period, driven by increases in each of the Company’s major revenue types. Content licensing and distribution revenues grew 18%, led by domestic licensing revenues from the first-cycle availabilities of NCIS: Los Angeles and The Good Wife. Advertising revenues increased 4%, driven by the strength of network advertising, which grew 13%. Affiliate and subscription fee revenues rose 23%, principally reflecting the benefit from a Floyd Mayweather pay-per-view boxing event, as well as steady growth from retransmission revenues and fees from CBS Television Network-affiliated television stations.

OIBDA of $941 million for the third quarter of 2013 grew 4% from $904 million for the same prior-year period, while operating income of $828 million increased 5% from $788 million. The OIBDA and operating income growth was driven by higher revenues, which were partially offset by increased investment in television content and higher stock-based compensation, mainly attributable to appreciation in the Company’s stock price.

Net earnings from continuing operations were $469 million for the third quarter of 2013, up 12% from $420 million of adjusted net earnings from continuing operations for the same prior-year period. Diluted earnings per share from continuing operations of $.76 for the third quarter of 2013 grew 19% from adjusted diluted earnings per share from continuing operations of $.64 for the third quarter of 2012. The increases reflect the operating income growth and lower weighted average shares outstanding, a result of the Company’s ongoing share repurchase program.

Adjusted net earnings from continuing operations for the third quarter of 2012 exclude a pretax loss on early extinguishment of debt of $57 million ($35 million, net of tax), or $.05 per share. No adjustments were made to reported results for the third quarter of 2013. Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity

For the third quarter of 2013, free cash flow was $402 million compared with $182 million for the same prior-year period. Last year’s third quarter included payments of approximately $60 million associated with the early extinguishment of debt, primarily for make-whole premiums. For the nine months ended September 30, 2013, free cash flow was $1.39 billion - including a discretionary pension contribution of $150 million to prefund the Company’s qualified plans - compared with $1.37 billion of free cash flow for the same prior-year period.  Also for the nine months ended September 30, 2013, the Company generated operating cash flow from continuing operations of $1.53 billion versus $1.51 billion for the comparable prior-year period.

During the third quarter of 2013, the Company repurchased 5.3 million shares of CBS Corp. Class B Common Stock for $279 million. Year-to-date through September 30, 2013, the Company repurchased 39.7 million shares of CBS Corp. Class B Common Stock for $1.84 billion at an average price of approximately $46 per share. Since the share repurchase program was initiated in January 2011 through September 30, 2013, the Company has repurchased 117.4 million shares of its Class B Common Stock for $4.03 billion, at an average cost of approximately $34 per share, leaving $5.79 billion of authorization remaining at September 30, 2013.

Also as of September 30, 2013, the Company’s debt outstanding was $6.31 billion, and its cash on hand was $226 million.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type as well as its segment operating income (loss) before depreciation and amortization, restructuring charges and impairment charges (“Segment OIBDA”) and operating income (loss) by segment for the three and nine months ended September 30, 2013, and 2012. Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Segment	2013	2012	2013	2012
Entertainment	$1,884	$1,680	$6,431	$5,705
Cable Networks	596	436	1,592	1,334
Publishing	224	210	584	575
Content Group	2,704	2,326	8,607	7,614
Local Broadcasting	641	661	1,977	1,987
Outdoor Americas	341	334	957	956
Local Group	982	995	2,934	2,943
Eliminations	(52)	(55)	(168)	(166)
Total Revenues	$3,634	$3,266	$11,373	$10,391

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues by Type	2013	2012	2013	2012
Advertising	$1,856	$1,779	$6,401	$6,044
Content licensing and distribution	1,094	931	3,099	2,764
Affiliate and subscription fees	611	496	1,679	1,416
Other	73	60	194	167
Total Revenues	$3,634	$3,266	$11,373	$10,391

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment OIBDA	2013	2012	2013	2012
Entertainment	$431	$384	$1,340	$1,221
Cable Networks	261	227	699	626
Publishing	43	39	76	58
Content Group	735	650	2,115	1,905
Local Broadcasting	181	213	635	632
Outdoor Americas	110	105	291	284
Local Group	291	318	926	916
Corporate	(85)	(64)	(232)	(199)
Adjusted OIBDA	941	904	2,809	2,622
Impairment charges	—	—	—	(11)
Total OIBDA	$941	$904	$2,809	$2,611

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating Income (Loss)	2013	2012	2013	2012
Entertainment	$394	$346	$1,225	$1,101
Cable Networks	255	221	684	609
Publishing	41	38	71	53
Content Group	690	605	1,980	1,763
Local Broadcasting	161	190	571	553
Outdoor Americas	68	62	165	157
Local Group	229	252	736	710
Corporate	(91)	(69)	(250)	(216)
Total Operating Income	$828	$788	$2,466	$2,257

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Films, and CBS Interactive)

Entertainment revenues of $1.88 billion for the third quarter of 2013 increased 12% from $1.68 billion for the same prior-year period. This increase was the result of higher domestic licensing revenues, led by the first-cycle availabilities of NCIS: Los Angeles and The Good Wife, as well as growth in advertising revenues and network affiliation fees. The increase in advertising revenues was driven by the CBS Television Network, which was up 13%, and CBS Interactive.

Entertainment OIBDA for the third quarter of 2013 of $431 million increased 12% from $384 million for the same prior-year period. The OIBDA growth was driven by higher revenue, which was partially offset by an increased investment in television content.

Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)

Cable Networks revenues for the third quarter of 2013 increased 37% to $596 million from $436 million for the same prior-year period. This growth was driven by revenues from the Floyd Mayweather pay-per-view boxing event, higher revenues from the licensing of Showtime original series, primarily Dexter, and higher affiliate revenues, which reflect increases in rates and subscriptions at Showtime Networks and Smithsonian Networks.

Cable Networks OIBDA for the third quarter of 2013 of $261 million rose 15% from $227 million for the same prior-year period, primarily because of revenue growth, which was partially offset by higher programming costs (including those associated with the pay-per-view boxing event as well as an increase from the licensing and airing of Showtime original series).

Publishing (Simon & Schuster)

Publishing revenues for the third quarter of 2013 increased 7% to $224 million from $210 million for the same prior-year period, primarily reflecting growth in digital book sales, which increased 39% from the third quarter of 2012. Digital book sales represented 27% of Publishing’s total revenues for the third quarter of 2013, compared with 21% for the same prior-year period. Best-selling titles in the third quarter of 2013 included Doctor Sleep by Stephen King and Si-cology 1 by Si Robertson.

Publishing OIBDA for the third quarter of 2013 of $43 million rose 10% from $39 million for the same prior-year period. The increase was driven by revenue growth, which was partially offset by higher royalty and advertising expenses.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the third quarter of 2013 decreased 3% to $641 million from $661 million for the same prior-year period. The decrease was the result of lower political advertising revenues compared with 2012, which benefited from the U.S. presidential election, and was partially offset by strong growth in retransmission revenues. CBS Television Stations revenues decreased 6%; however, non-political revenues were comparable with the third quarter of 2012. CBS Radio revenues increased 1%, reflecting the benefit of the new CBS Sports Radio network.

Local Broadcasting OIBDA for the third quarter of 2013 decreased 15% to $181 million from $213 million for the same prior-year period, primarily because of lower revenues as well as the benefit to the third quarter of 2012 from the initial impact of a new royalty agreement, which included a retroactive benefit.

Outdoor Americas (CBS Outdoor)

Outdoor Americas revenues for the third quarter of 2013 grew 2% to $341 million from $334 million for the same prior-year period, driven by 4% revenue growth in the U.S., with increases in the billboard and transit businesses of 3% and 5%, respectively.

Outdoor Americas OIBDA for the third quarter of 2013 grew 5% to $110 million from $105 million for the same prior-year period, primarily driven by revenue growth.

Corporate

Corporate expenses before depreciation for the third quarter of 2013 increased $21 million to $85 million from $64 million for the same prior-year period, reflecting higher stock-based compensation, mainly associated with the increase in the Company’s stock price, and professional fees related to the conversion of Outdoor Americas to a Real Estate Investment Trust (“REIT”). These increases were partially offset by lower pension and postretirement benefit costs, reflecting the benefit from prefunding pension plans and the favorable performance of pension plan assets in 2012.

Outdoor Transactions

On September 30, 2013, the Company completed the sale of its outdoor advertising business in Europe and Asia for $225 million. This transaction resulted in a gain of $147 million. This gain was partially offset by an after-tax charge of $110 million associated with the exiting of an unprofitable contractual arrangement and the estimated fair value of guarantees, which historically were intercompany but upon the closing of the transaction became third-party guarantees. The Company’s outdoor business in Europe and Asia has been presented as a discontinued operation.

During the first quarter of 2013, the Company submitted a private letter ruling request to the Internal Revenue Service with respect to certain matters related to the planned separation of its Outdoor Americas business as well as the qualification of such business as a REIT. Also during 2013, a preliminary registration statement was filed with the Securities and Exchange Commission for the proposed initial public offering (“IPO”) of less than 20% of the common stock of CBS Outdoor Americas Inc. Subject to market conditions, customary approvals and obtaining the private letter ruling with respect to the separation, the Company currently expects to initiate the IPO during the first quarter of 2014 and, at a time subsequent to the IPO, dispose of the shares of CBS Outdoor Americas Inc. that it will own after the completion of the IPO.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand – “the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, outdoor advertising, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Showtime Networks, CBS Sports Network, TVGN (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio, CBS Outdoor, CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Interactive, CBS Consumer Products, CBS Home Entertainment, CBS Films and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the inability to obtain the requisite regulatory approvals and changes in legislation, tax rules or market conditions, which could adversely impact timing and the ability to consummate or achieve the benefits of transactions involving the Company’s Outdoor Americas business; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenues	$3,634	$3,266	$11,373	$10,391

Operating income	828	788	2,466	2,257

Interest expense	(93)	(94)	(281)	(308)
Interest income	2	1	6	4
Net loss on early extinguishment of debt	—	(57)	—	(32)
Other items, net	7	(3)	(2)	5
Earnings from continuing operations before income taxes	744	635	2,189	1,926

Provision for income taxes	(254)	(236)	(744)	(665)
Equity in loss of investee companies, net of tax	(21)	(14)	(37)	(30)
Net earnings from continuing operations	469	385	1,408	1,231

Net earnings (loss) from discontinued operations, net of tax	25	6	1	(50)
Net earnings	$494	$391	$1,409	$1,181

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.78	$.60	$2.30	$1.91
Net earnings (loss) from discontinued operations	$.04	$.01	$—	$(.08)
Net earnings	$.82	$.61	$2.31	$1.83

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.76	$.59	$2.25	$1.86
Net earnings (loss) from discontinued operations	$.04	$.01	$—	$(.08)
Net earnings	$.80	$.60	$2.25	$1.78

Weighted average number of common shares outstanding:
Basic	603	640	611	645
Diluted	618	656	627	662

Dividends per common share	$.12	$.12	$.36	$.32

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	September 30, 2013	December 31, 2012

Assets

Cash and cash equivalents	$226	$708
Receivables, net	3,221	3,137
Programming and other inventory	554	859
Prepaid expenses and other current assets	891	1,016
Total current assets	4,892	5,720
Property and equipment	4,996	4,988
Less accumulated depreciation and amortization	2,796	2,717
Net property and equipment	2,200	2,271
Programming and other inventory	1,586	1,582
Goodwill	8,568	8,567
Intangible assets	6,456	6,515
Other assets	2,193	1,811
Total Assets	$25,895	$26,466

Liabilities and Stockholders’ Equity

Accounts payable	$227	$386
Participants’ share and royalties payable	961	953
Program rights	436	455
Commercial paper	341	—
Current portion of long-term debt	21	18
Accrued expenses and other current liabilities	1,767	2,129
Total current liabilities	3,753	3,941
Long-term debt	5,944	5,904
Other liabilities	6,527	6,408
Total Stockholders’ Equity	9,671	10,213
Total Liabilities and Stockholders’ Equity	$25,895	$26,466

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Nine Months Ended
	September 30,
	2013	2012

Operating Activities:
Net earnings	$1,409	$1,181
Less: Net earnings (loss) from discontinued operations	1	(50)
Net earnings from continuing operations	1,408	1,231
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	343	354
Impairment charges	—	11
Stock-based compensation	169	118
Redemption of debt	—	(28)
Equity in loss of investee companies, net of tax and distributions	46	33
Change in assets and liabilities, net of investing and financing activities	(434)	(214)
Net cash flow provided by operating activities from continuing operations	1,532	1,505
Net cash flow used for operating activities from discontinued operations	(212)	(25)
Net cash flow provided by operating activities	1,320	1,480
Investing Activities:
Acquisitions, net of cash acquired	(31)	(70)
Capital expenditures	(140)	(139)
Investments in and advances to investee companies	(144)	(54)
Proceeds from sale of investments	20	11
Proceeds from dispositions	196	46
Net cash flow used for investing activities from continuing operations	(99)	(206)
Net cash flow used for investing activities from discontinued operations	(17)	(13)
Net cash flow used for investing activities	(116)	(219)
Financing Activities:
Proceeds from short-term debt borrowings, net	341	—
Proceeds from issuance of notes	—	1,567
Repayment of notes	—	(1,583)
Payment of capital lease obligations	(13)	(15)
Payment of contingent consideration	(30)	(33)
Dividends	(228)	(199)
Purchase of Company common stock	(1,864)	(839)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(142)	(105)
Proceeds from exercise of stock options	121	140
Excess tax benefit from stock-based compensation	133	93
Other financing activities	(4)	—
Net cash flow used for financing activities	(1,686)	(974)
Net (decrease) increase in cash and cash equivalents	(482)	287
Cash and cash equivalents at beginning of period	708	660
Cash and cash equivalents at end of period	$226	$947

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Segment Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) and Adjusted OIBDA

The Company presents Segment OIBDA as the primary measure of profit and loss for its operating segments in accordance with FASB guidance for segment reporting.

The following tables set forth the Company’s OIBDA for the three and nine months ended September 30, 2013 and 2012 and adjusted OIBDA for the nine months ended September 30, 2012. The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Net earnings (loss) from discontinued operations, net of tax; Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Net loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA excluding restructuring and impairment charges. For each individual operating segment, Adjusted OIBDA is also known as “Segment OIBDA”.

The Company uses Adjusted OIBDA (or Segment OIBDA for each segment), as well as Adjusted OIBDA margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.

Because Adjusted OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. Adjusted OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted OIBDA excludes certain financial information that is included in net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliations of Adjusted OIBDA to operating income and net earnings (loss), the most directly comparable amounts reported under GAAP. In addition, the following tables also provide reconciliations of Segment OIBDA for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Three Months Ended September 30, 2013
		Depreciation	Operating
	OIBDA	and Amortization	Income (Loss)
Entertainment	$431	$(37)	$394
Cable Networks	261	(6)	255
Publishing	43	(2)	41
Content Group	735	(45)	690
Local Broadcasting	181	(20)	161
Outdoor Americas	110	(42)	68
Local Group	291	(62)	229
Corporate	(85)	(6)	(91)
Total	$941	$(113)	$828
Margin (a)	26%		23%

Three Months Ended September 30, 2012
		Depreciation	Operating
	OIBDA	and Amortization	Income (Loss)
Entertainment	$384	$(38)	$346
Cable Networks	227	(6)	221
Publishing	39	(1)	38
Content Group	650	(45)	605
Local Broadcasting	213	(23)	190
Outdoor Americas	105	(43)	62
Local Group	318	(66)	252
Corporate	(64)	(5)	(69)
Total	$904	$(116)	$788
Margin (a)	28%		24%

		Three Months Ended September 30,
		2013	2012
Total OIBDA		$941	$904
Depreciation and amortization		(113)	(116)
Operating income		828	788
Interest expense		(93)	(94)
Interest income		2	1
Loss on early extinguishment of debt		—	(57)
Other items, net		7	(3)
Earnings from continuing operations before income taxes		744	635
Provision for income taxes		(254)	(236)
Equity in loss of investee companies, net of tax		(21)	(14)
Net earnings from continuing operations		469	385
Net earnings from discontinued operations, net of tax		25	6
Net earnings		$494	$391

(a)           Margin is defined as OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Nine Months Ended September 30, 2013
		Depreciation	Operating
	OIBDA	and Amortization	Income (Loss)
Entertainment	$1,340	$(115)	$1,225
Cable Networks	699	(15)	684
Publishing	76	(5)	71
Content Group	2,115	(135)	1,980
Local Broadcasting	635	(64)	571
Outdoor Americas	291	(126)	165
Local Group	926	(190)	736
Corporate	(232)	(18)	(250)
Total	$2,809	$(343)	$2,466
Margin (a)	25%		22%

Nine Months Ended September 30, 2012
	Adjusted	Depreciation	Impairment	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$1,221	$(120)	$—	$1,101
Cable Networks	626	(17)	—	609
Publishing	58	(5)	—	53
Content Group	1,905	(142)	—	1,763
Local Broadcasting	632	(68)	(11)	553
Outdoor Americas	284	(127)	—	157
Local Group	916	(195)	(11)	710
Corporate	(199)	(17)	—	(216)
Total	$2,622	$(354)	$(11)	$2,257
Margin (a)	25%			22%

			Nine Months Ended September 30,
			2013	2012
Adjusted OIBDA			$2,809	$2,622
Impairment charges			—	(11)
Total OIBDA			2,809	2,611
Depreciation and amortization			(343)	(354)
Operating income			2,466	2,257
Interest expense			(281)	(308)
Interest income			6	4
Net loss on early extinguishment of debt			—	(32)
Other items, net			(2)	5
Earnings from continuing operations before income taxes			2,189	1,926
Provision for income taxes			(744)	(665)
Equity in loss of investee companies, net of tax			(37)	(30)
Net earnings from continuing operations			1,408	1,231
Net earnings (loss) from discontinued operations, net of tax			1	(50)
Net earnings			$1,409	$1,181

(a)           Margin is defined as OIBDA, Adjusted OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash flow provided by operating activities	$269	$222	$1,320	$1,480
Capital expenditures	(57)	(55)	(140)	(139)
Exclude operating cash flow from discontinued operations	(190)	(15)	(212)	(25)
Free cash flow	$402	$182	$1,392	$1,366

The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net cash flow provided by operating activities	$269	$222	$1,320	$1,480
Net cash flow provided by (used for) investing activities	$114	$(25)	$(116)	$(219)
Net cash flow used for financing activities	$(439)	$(1,138)	$(1,686)	$(974)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

2012 Adjusted Results

The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended September 30, 2012
	2012	Impairment	Extinguishment	2012
	Reported	Charges	of Debt	Adjusted
Revenues	$3,266	$—	$—	$3,266
OIBDA	904	—	—	904
OIBDA margin (a)	28%			28%

Operating income	788	—	—	788
Interest expense	(94)	—	—	(94)
Interest income	1	—	—	1
Loss on early extinguishment of debt	(57)	—	57	—
Other items, net	(3)	—	—	(3)
Earnings from continuing operations before income taxes	635	—	57	692
Provision for income taxes	(236)	—	(22)	(258)
Effective income tax rate	37%			37%

Equity in loss of investee companies, net of tax	(14)	—	—	(14)
Net earnings from continuing operations	$385	$—	$35	$420
Diluted EPS from continuing operations	$.59	$—	$.05	$.64
Diluted weighted average number of common shares outstanding	656			656

	Nine Months Ended September 30, 2012
	2012	Impairment	Extinguishment	2012
	Reported	Charges (b)	of Debt	Adjusted
Revenues	$10,391	$—	$—	$10,391
OIBDA	2,611	11	—	2,622
OIBDA margin (a)	25%			25%

Operating income	2,257	11	—	2,268
Interest expense	(308)	—	—	(308)
Interest income	4	—	—	4
Net loss on early extinguishment of debt	(32)	—	32	—
Other items, net	5	—	—	5
Earnings from continuing operations before income taxes	1,926	11	32	1,969
Provision for income taxes	(665)	3	(13)	(675)
Effective income tax rate	35%			34%

Equity in loss of investee companies, net of tax	(30)	—	—	(30)
Net earnings from continuing operations	$1,231	$14	$19	$1,264
Diluted EPS from continuing operations	$1.86	$.02	$.03	$1.91
Diluted weighted average number of common shares outstanding	662			662

(a)           OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.

(b)          Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with radio station divestitures.